UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 28, 2006

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 28, 2006, the Company entered into a Separation Agreement, Waiver and Release with William Bednarski, who resigned from Minrad International, Inc. on the same date.  Under the terms of the agreement, Mr. Bednarski will continue to receive his salary and health insurance benefits for a period of nine months from the date of his resignation, and one-half of any bonus which, were he still employed, would otherwise be payable with respect to the 2006 calendar year.  All other compensation, insurances and other benefits cease effective upon his resignation.  Pursuant to the terms of the agreement, Mr. Bednarski releases the company from all claims other than his right to enforce the separation agreement.

ITEM 5.02 Departure of directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 28, 2006, William Bednarski resigned as the President and Chief Financial Officer of Minrad International, Inc.  His resignation was effective immediately.  William Burns, Minrad’s Chief Executive Officer, will fulfill the functions of President.  William Rolfe, Minrad’s Vice President - Controller, will perform the duties of Chief Financial Officer until a successor is appointed.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Separation Agreement, Waiver and Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

By:	/s/ William H. Burns, Jr.
William H. Burns, Jr.
Chief Executive Officer

August 30, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement, Waiver and Release